Exhibit 32.2

Certification of CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Argo Group International Holdings, Ltd. (the “Company”) for the three months ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jay S. Bullock, as Executive Vice President and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

*    *    *

Certified this 10th day of August 2009.

/s/ Jay S. Bullock
Jay S. Bullock Executive Vice President and Chief Financial Officer